November 8, 2023
Howard Friedman
Re: Amendment to Offer of Employment
Dear Howard,
This letter agreement (the “Amendment”) is intended to amend the terms of your employment previously agreed to by you and Utz Brands, Inc. (“Utz” or the “Company”) in the Company’s offer letter to you dated September 30, 2022 (the “Offer Letter”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Offer Letter.
The second sentence of Section 2 of the Offer Letter shall be amended and restated to read as follows: You will receive an annual lump sum stipend of $100,000 to compensate you for your travel expenses between Chicago, IL and Hanover, PA.
Except as explicitly amended by this Amendment, the Offer Letter shall continue in full force and effect in accordance with its terms.
Sincerely,
/s/ Dylan Lissette
By:    Dylan Lissette
Title:    Chairperson of the Board of Directors
Date:    11/08/2023

I have read and accept this Amendment to my Offer Letter:
/s/ Howard Friedman
By:    Howard Friedman
Date:    11/08/2023
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